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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported) March 3, 2004

                          Commission file number Q4823

                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
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            CONNECTICUT                                           06-0236700
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1931 BLACK ROCK TURNPIKE, Fairfield, Connecticut                    06825
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing
requirements for the past 90 days. Yes | X |  No |   |

Registrant had 3,340,551 shares outstanding as of March 3, 2004 of its $2.50 par value Common Stock.

                                      (1)

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ACME UNITED CORPORATION

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    Item 12. Results of Operations and Financial Condition................   3
    Signatures............................................................   7


                                      (2)

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ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                  1931 Black Rock Turnpike Fairfield, CT 06825
                    Phone: (203) 332-7330 FAX: (203) 576-1547
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                       FOR IMMEDIATE RELEASE March 3, 2004


ACME UNITED CORPORATION REPORTS 13% SALES INCREASE AND STRONG EARNINGS

         FAIRFIELD, CONN. - March 3, 2004 - Acme United Corporation (ASE:ACU) today announced net income for the year 2003 of $1.2 million or $.34 per diluted share compared to $659,000 or $.19 per share in 2002. For the fourth quarter of 2003, net income was $227,000 or $.06 per diluted share compared to $40,000, or $.01 per share in 2002.

         Net sales in 2003 were $35.0 million versus $30.9 million in 2002, an increase of 13% (10% at constant currency). Net sales in the U.S. increased 16% due to the launch of new products, market share gains and new customers. International sales increased by 5% due to currency gains. Net sales for the fourth quarter of 2003 were $8.1 million compared to $6.9 in the same quarter of 2002, an increase of 18% (14% at constant currency).

         Walter C. Johnsen, President and CEO, said, "I am particularly pleased with our new product successes and market share gains. Products introduced during the past 36 months accounted for 23% of 2003 revenues and continue to gain momentum. We are entering 2004 with confidence."

         Gross margins were 37.6% in 2003 versus 33.8% in 2002. The improvement is primarily due to new products and productivity gains.

         Income before income taxes was $2.3 million in 2003 compared with $97,000 in 2002. Excluding restructuring costs related to liquidating the UK business, income before income taxes was $653,000 in 2002.

         Income tax expense for 2003 was $1.1 million versus a tax benefit of $562,000 in 2002. In 2002 the Company recognized a significant one-time income tax benefit associated with the UK liquidation.

                                      (3)
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         The Company's debt less cash on December 31, 2003 was $3.5 million compared to $4.5 million on December 31, 2002. In 2003, the Company repurchased 118,200 shares, or approximately 3% of the outstanding shares, at a cost of $470,000.

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, and office use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

                                     # # #

                                      (4)
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
                            ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                              YEAR END REPORT 2003
                                                            Quarter Ended             Quarter Ended
                                                          December 31, 2003         December 31, 2002
Amounts in $000's except per share data                      (Unaudited)               (Unaudited)
-----------------------------------------------------------------------------------------------------
Net Sales                                                   $     8,106               $     6,863
Gross Profit                                                      3,160                     2,462
Selling, General, and Administrative Expenses                     2,793                     2,505
Other (Income) Expense                                             (101)                      193
Pre-Tax Income (loss)                                               468                      (236)
Income Tax Expense (Benefit)                                        241                      (276)
Net Income                                                          227                        40
Earnings Per Share Basic                                           0.07                      0.01
Earnings Per Share Diluted                                         0.06                      0.01



                                                             Year Ended                Year Ended
                                                          December 31, 2003         December 31, 2002
Amounts in $000's except per share data                      (Unaudited)               (Unaudited)
-----------------------------------------------------------------------------------------------------

Net Sales                                                   $    34,975               $    30,884
Gross Profit                                                     13,133                    10,433
Selling, General, and Administrative Expenses                    10,646                     9,877
Other (Income) Expense                                              144                       459
Pre-Tax Income                                                    2,342                        97
Income Tax Expense (Benefit)                                      1,120                      (562)
Net Income                                                        1,222                       659
Earnings Per Share Basic                                           0.37                      0.19
Earnings Per Share Diluted                                         0.34                      0.19

                                      (5)
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

                            ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              YEAR END REPORT 2003
                                   (Unaudited)

Amounts in $000's
-----------------
Assets                                                      December 31, 2003         December 31, 2002
------                                                    ---------------------------------------------
 Current Assets:
     Cash                                                   $     1,391               $       598
     Accounts Receivable, Net                                     7,075                     6,410
     Inventories                                                  8,179                     6,675
     Prepaid and Other current Assets                               546                     1,249
                                                          ---------------------------------------------
Total Current Assets                                             17,191                    14,932

     Property and Equipment, Net                                  2,385                     2,281
     Other Assets                                                   447                       401
                                                          ---------------------------------------------
Total Assets                                                $    20,023               $    17,614
                                                          =============================================

Liabilities and Stockholders' Equity
Current Liabilities
     Notes Payable                                          $       141               $       362
     Accounts Payable                                             1,743                     1,296
     Other Current Liabilities                                    2,495                     2,027
     Current Portion of Long Term Debt                            2,035                     2,731
                                                          ---------------------------------------------
Total Current Liabilities                                         6,414                     6,416
Long-Term debt                                                    2,752                     2,033
Other Non Current Liabilities                                       678                       685
                                                          ---------------------------------------------
                                                                  9,844                     9,134
Total Stockholders' Equity                                       10,179                     8,480
                                                          ---------------------------------------------
Total Liabilities and Stockholders' Equity                  $    20,023               $    17,614
                                                          =============================================

                                      (6)
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  March 3, 2004



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
             Chief Financial Officer

Dated:  March 3, 2004

                                      (7)
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